NEWS RELEASE
July 20, 2023

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED JUNE 30, 2023

2nd Quarter 2023 Highlights:
•Net income was $55.0 million for the current quarter, a decrease of $6.2 million, or 10 percent, from the prior quarter net income of $61.2 million. Net income for the current quarter decreased $21.4 million, or 28 percent, from the prior year second quarter net income of $76.4 million.
•Interest income of $247 million in the current quarter increased $15.5 million, or 7 percent, over the prior quarter interest income of $232 million. Interest income in the current quarter increased $47.7 million, or 24 percent, over the prior year second quarter.
•Total deposits and retail repurchase agreements of $21.365 billion at the current quarter end increased $25.5 million, or 12 basis points, during the current quarter.
•The loan portfolio of $15.955 billion, increased $436 million, or 11 percent annualized, during the current quarter.
•The loan yield for the current quarter of 5.12 percent, increased 10 basis points, compared to 5.02 percent in the prior quarter and increased 60 basis points from the prior year second quarter loan yield of 4.52 percent.
•Non-performing assets as a percentage of subsidiary assets was 0.12 percent in the current and prior quarter, compared to 0.16 percent in the prior year second quarter.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 153 consecutive quarterly dividends and has increased the dividend 49 times.
First Half 2023 Highlights
•Net Income for the first half of 2023 was $116 million, a decrease of $28.0 million, or 19 percent, from the $144 million net income for the first half of the prior year.
•Interest income for the first six months of 2023 was $479 million, an increase of $89.1 million, or 23 percent over the first half of the prior year interest income of $390 million.
•The loan portfolio of $15.955 billion, increased $708 million, or 9 percent annualized, during the first half of the current year. The loan portfolio, excluding the Paycheck Protection Program (“PPP”) loans, increased $1.121 billion, or 17 percent annualized, during the first half of the prior year.

•The loan yield was 5.07 percent for the first half of the current year, an increase of 51 basis points from the first half of the prior year loan yield of 4.56 percent.
•Stockholders’ equity of $2.927 billion increased $83.2 million, or 3 percent, during the first six months of the current year.
•Dividends declared in the first half of 2023 were $0.66 per share.

Financial Summary

	At or for the Three Months ended			At or for the Six Months ended
(Dollars in thousands, except per share and market data)	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Operating results
Net income	$54,955	61,211	76,392	116,166	144,187
Basic earnings per share	$0.50	0.55	0.69	1.05	1.30
Diluted earnings per share	$0.50	0.55	0.69	1.05	1.30
Dividends declared per share	$0.33	0.33	0.33	0.66	0.66
Market value per share
Closing	$31.17	42.01	47.42	31.17	47.42
High	$42.21	50.03	51.40	50.03	60.69
Low	$26.77	37.07	44.43	26.77	44.43
Selected ratios and other data
Number of common stock shares outstanding	110,873,887	110,868,713	110,766,287	110,873,887	110,766,287
Average outstanding shares - basic	110,870,964	110,824,648	110,765,379	110,847,806	110,745,017
Average outstanding shares - diluted	110,875,535	110,881,708	110,794,982	110,879,654	110,799,368
Return on average assets (annualized)	0.81%	0.93%	1.16%	0.87%	1.11%
Return on average equity (annualized)	7.52%	8.54%	10.55%	8.03%	9.76%
Efficiency ratio	62.73%	60.39%	55.74%	61.52%	56.42%
Dividend payout	66.00%	60.00%	47.83%	62.86%	50.77%
Loan to deposit ratio	79.92%	77.09%	66.26%	79.92%	66.26%
Number of full time equivalent employees	3,369	3,390	3,439	3,369	3,439
Number of locations	222	222	224	222	224
Number of ATMs	274	263	274	274	274

KALISPELL, Mont., Jul 20, 2023 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $55.0 million for the current quarter, a decrease of $21.4 million, or 28 percent, from the $76.4 million of net income for the prior year second quarter. Diluted earnings per share for the current quarter was $0.50 per share, a decrease of 28 percent from the prior year second quarter diluted earnings per share of $0.69. The decrease in net income compared to the prior quarter and prior year second quarter is primarily due to the continued increase in funding costs. “The growth in total deposits and repurchase agreements this quarter underscores the effectiveness of our team in successfully meeting the needs of local deposit relationships in this highly competitive environment,” said Randy Chesler, President and Chief Executive Officer. “Our deep local relationships, strong capital position and consistent financial performance helped set the stage for this growth.”

Net income for the six months ended June 30, 2023 was $116 million, a decrease of $28.0 million, or 19 percent, from the $144 million for the first six months in the prior year. Diluted earnings per share for the first half of 2023 was $1.05 per share, a decrease of 19 percent from the prior year first half diluted earnings per share of $1.30.

Asset Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022
Cash and cash equivalents	$1,051,320	1,529,534	401,995	415,406	(478,214)	649,325	635,914
Debt securities, available-for-sale	4,999,820	5,198,313	5,307,307	6,209,199	(198,493)	(307,487)	(1,209,379)
Debt securities, held-to-maturity	3,608,289	3,664,393	3,715,052	3,788,486	(56,104)	(106,763)	(180,197)
Total debt securities	8,608,109	8,862,706	9,022,359	9,997,685	(254,597)	(414,250)	(1,389,576)
Loans receivable
Residential real estate	1,588,175	1,508,403	1,446,008	1,261,119	79,772	142,167	327,056
Commercial real estate	10,220,751	9,992,019	9,797,047	9,310,070	228,732	423,704	910,681
Other commercial	2,888,810	2,804,104	2,799,668	2,685,392	84,706	89,142	203,418
Home equity	862,240	829,844	822,232	773,582	32,396	40,008	88,658
Other consumer	394,986	384,242	381,857	369,592	10,744	13,129	25,394
Loans receivable	15,954,962	15,518,612	15,246,812	14,399,755	436,350	708,150	1,555,207
Allowance for credit losses	(189,385)	(186,604)	(182,283)	(172,963)	(2,781)	(7,102)	(16,422)
Loans receivable, net	15,765,577	15,332,008	15,064,529	14,226,792	433,569	701,048	1,538,785
Other assets	2,102,673	2,078,186	2,146,492	2,050,122	24,487	(43,819)	52,551
Total assets	$27,527,679	27,802,434	26,635,375	26,690,005	(274,755)	892,304	837,674

Total debt securities of $8.608 billion at June 30, 2023 decreased $255 million, or 3 percent, during the current quarter and decreased $1.390 billion, or 14 percent, from the prior year second quarter. The Company continues to utilize cash flow from the securities portfolio to primarily fund loan growth. Debt securities represented 31 percent of total assets at June 30, 2023, compared to 34 percent at December 31, 2022, and 37 percent at June 30, 2022.
The loan portfolio of $15.955 billion increased $436 million, or 11 percent annualized, during the current quarter with the largest dollar increase in commercial real estate which increased $229 million, or 9 percent annualized. The loan portfolio increased $1.555 billion, or 11 percent, from the prior year second quarter with the largest dollar increase in commercial real estate loans which increased $911 million, or 10 percent.

Credit Quality Summary

	At or for the Six Months ended	At or for the Three Months ended	At or for the Year ended	At or for the Six Months ended
(Dollars in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022
Allowance for credit losses
Balance at beginning of period	$182,283	182,283	172,665	172,665
Provision for credit losses	11,514	6,260	17,433	2,991
Charge-offs	(7,083)	(3,293)	(14,970)	(7,040)
Recoveries	2,671	1,354	7,155	4,347
Balance at end of period	$189,385	186,604	182,283	172,963
Provision for credit losses
Loan portfolio	$11,514	6,260	17,433	2,991
Unfunded loan commitments	(3,271)	(790)	2,530	2,507
Total provision for credit losses	$8,243	5,470	19,963	5,498
Other real estate owned	$—	—	—	—
Other foreclosed assets	52	31	32	379
Accruing loans 90 days or more past due	3,876	3,545	1,559	5,064
Non-accrual loans	28,094	28,403	31,151	38,523
Total non-performing assets	$32,022	31,979	32,742	43,966
Non-performing assets as a percentage of subsidiary assets	0.12%	0.12%	0.12%	0.16%
Allowance for credit losses as a percentage of non-performing loans	592%	584%	557%	393%
Allowance for credit losses as a percentage of total loans	1.19%	1.20%	1.20%	1.20%
Net charge-offs as a percentage of total loans	0.03%	0.01%	0.05%	0.02%
Accruing loans 30-89 days past due	$24,863	24,993	20,967	16,588
U.S. government guarantees included in non-performing assets	$1,035	2,071	2,312	5,888

Non-performing assets of $32.0 million at June 30, 2023 decreased $11.9 million, or 27 percent, over the prior year second quarter. Non-performing assets as a percentage of subsidiary assets at June 30, 2023 and March 31, 2023 was 0.12 percent compared to 0.16 percent in the prior year second quarter.

Early stage delinquencies (accruing loans 30-89 days past due) of $24.9 million at June 30, 2023 increased $8.3 million from the prior year second quarter. Early stage delinquencies as a percentage of loans at June 30, 2023 and March 31, 2023 was 0.16 percent, which compared to 0.12 percent from prior year second quarter.

The current quarter credit loss expense of $2.8 million included $5.3 million of credit loss expense from loans and $2.5 million of credit loss benefit from unfunded loan commitments. The allowance for credit losses on loans (“ACL”) as a percentage of total loans outstanding at June 30, 2023 was 1.19 percent, compared to 1.20 percent in the prior quarter and the prior year second quarter.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs (Recoveries)	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Second quarter 2023	$5,254	$2,473	1.19%	0.16%	0.12%
First quarter 2023	6,260	1,939	1.20%	0.16%	0.12%
Fourth quarter 2022	6,060	1,968	1.20%	0.14%	0.12%
Third quarter 2022	8,382	3,154	1.20%	0.07%	0.13%
Second quarter 2022	(1,353)	1,843	1.20%	0.12%	0.16%
First quarter 2022	4,344	850	1.28%	0.12%	0.24%
Fourth quarter 2021	19,301	616	1.29%	0.38%	0.26%
Third quarter 2021	2,313	152	1.36%	0.23%	0.24%

Net charge-offs for the current quarter were $2.5 million compared to $2.0 million in the prior quarter and $1.8 million for the prior year second quarter. Net charge-offs of $2.5 million included $1.7 million in deposit overdraft net charge-offs and $773 thousand of net loan charge-offs.

The current quarter provision for credit loss expense for loans was $5.3 million which was a decrease of $1.0 million from the prior quarter and a $6.6 million increase from the prior year second quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts and other environmental factors will continue to determine the level of the provision for credit losses for loans.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022
Deposits
Non-interest bearing deposits	$6,458,394	7,001,241	7,690,751	8,061,304	(542,847)	(1,232,357)	(1,602,910)
NOW and DDA accounts	5,154,442	5,156,709	5,330,614	5,432,333	(2,267)	(176,172)	(277,891)
Savings accounts	2,808,571	2,985,351	3,200,321	3,296,561	(176,780)	(391,750)	(487,990)
Money market deposit accounts	3,094,302	3,429,123	3,472,281	4,021,102	(334,821)	(377,979)	(926,800)
Certificate accounts	2,014,104	1,155,494	880,589	968,382	858,610	1,133,515	1,045,722
Core deposits, total	19,529,813	19,727,918	20,574,556	21,779,682	(198,105)	(1,044,743)	(2,249,869)
Wholesale deposits	478,417	420,390	31,999	4,001	58,027	446,418	474,416
Deposits, total	20,008,230	20,148,308	20,606,555	21,783,683	(140,078)	(598,325)	(1,775,453)
Repurchase agreements	1,356,862	1,191,323	945,916	968,197	165,539	410,946	388,665
Deposits and repurchase agreements, total	21,365,092	21,339,631	21,552,471	22,751,880	25,461	(187,379)	(1,386,788)
Federal Home Loan Bank advances	—	335,000	1,800,000	580,000	(335,000)	(1,800,000)	(580,000)
FRB Bank Term Funding	2,740,000	2,740,000	—	—	—	2,740,000	2,740,000
Other borrowed funds	75,819	76,185	77,293	66,200	(366)	(1,474)	9,619
Subordinated debentures	132,863	132,822	132,782	132,701	41	81	162
Other liabilities	287,379	251,892	229,524	262,985	35,487	57,855	24,394
Total liabilities	$24,601,153	24,875,530	23,792,070	23,793,766	(274,377)	809,083	807,387

During the current quarter, the Company continued to focus on its diversified deposit and repurchase agreement product offerings. Total deposits and retail repurchase agreements of $21.365 billion at the current quarter end increased $25.5 million, or 12 basis points, during the current quarter. Non-interest bearing deposits were 33 percent of total core deposits at June 30, 2023 compared to 37 percent at December 31, 2022 and June 30, 2022.

During the current quarter, the Company fully paid off its higher rate Federal Home Loan Bank (“FHLB”) advances. The Company’s liquidity position remains strong with solid core deposit customer relationships, excess cash, debt securities, and access to diversified borrowing sources. The Company has available liquidity of $15.1 billion including cash, borrowing capacity from the FHLB and Federal Reserve facilities, unpledged securities, brokered deposits, and other sources.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022
Common equity	$3,357,313	3,337,132	3,312,097	3,223,451	20,181	45,216	133,862
Accumulated other comprehensive loss	(430,787)	(410,228)	(468,792)	(327,212)	(20,559)	38,005	(103,575)
Total stockholders’ equity	2,926,526	2,926,904	2,843,305	2,896,239	(378)	83,221	30,287
Goodwill and core deposit intangible, net	(1,022,118)	(1,024,545)	(1,026,994)	(1,032,323)	2,427	4,876	10,205
Tangible stockholders’ equity	$1,904,408	1,902,359	1,816,311	1,863,916	2,049	88,097	40,492

Stockholders’ equity to total assets	10.63%	10.53%	10.67%	10.85%
Tangible stockholders’ equity to total tangible assets	7.18%	7.10%	7.09%	7.26%
Book value per common share	$26.40	26.40	25.67	26.15	—	0.73	0.25
Tangible book value per common share	$17.18	17.16	16.40	16.83	0.02	0.78	0.35

Tangible stockholders’ equity was $1.904 billion at June 30, 2023 increased $2.0 million, or 1 basis point, compared to the prior quarter and increased $88.0 million, or 5 percent, from the prior year end, which was primarily due to earnings retention and the decrease in the net unrealized loss (after-tax) on the AFS debt securities. Tangible book value per common share of $17.18 at the current quarter end increased $0.78 per share, or 5 percent, from the prior year end. The tangible book value per common share increased $0.35 per share from the prior year second quarter.

Cash Dividends
On June 28, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The current quarter dividend of $0.33 per share was consistent with the dividend declared in the prior quarter and the prior year second quarter. The dividend was payable July 20, 2023 to shareholders of record on July 11, 2023. The dividend was the Company’s 153rd consecutive regular dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended June 30, 2023
Compared to March 31, 2023, and June 30, 2022
Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2022
Net interest income
Interest income	$247,365	231,888	199,637	15,477	47,728
Interest expense	75,385	45,696	6,199	29,689	69,186
Total net interest income	171,980	186,192	193,438	(14,212)	(21,458)
Non-interest income
Service charges and other fees	18,967	17,771	17,309	1,196	1,658
Miscellaneous loan fees and charges	4,162	3,967	3,850	195	312
Gain on sale of loans	3,528	2,400	4,996	1,128	(1,468)
Loss on sale of debt securities	(23)	(114)	(260)	91	237
Other income	2,445	3,871	2,385	(1,426)	60
Total non-interest income	29,079	27,895	28,280	1,184	799
Total income	201,059	214,087	221,718	(13,028)	(20,659)
Net interest margin (tax-equivalent)	2.74%	3.08%	3.23%

Net Interest Income
The current quarter interest income of $247 million increased $15.5 million, or 7 percent, over the prior quarter and was driven primarily by the increase in the loan portfolio and an increase in loan yields. The current quarter interest income increased $47.7 million, or 24 percent, over the prior year second quarter also due to loan growth and increased loan yields. The loan yield of 5.12 percent in the current quarter increased 10 basis points from the prior quarter loan yield of 5.02 percent and increased 60 basis points from the prior year second quarter loan yield of 4.52 percent.

The current quarter interest expense of $75.4 million increased $29.7 million, or 65 percent, over the prior quarter and increased $69.2 million, or 1,116 percent, over the prior year second quarter primarily the result of an increase in rates on deposits and borrowings. Core deposit cost (including non-interest bearing deposits) was 0.57 percent for the current quarter compared to 0.23 percent in the prior quarter and 0.06 percent for the prior year second quarter. The total cost of funding (including non-interest bearing deposits) was 1.26 percent in the current quarter compared to 0.79 percent in the prior quarter and 0.11 percent in the prior year second quarter which was the result of the increased deposit and borrowing rates.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 2.74 percent compared to 3.08 percent in the prior quarter and 3.23 percent in the prior year second quarter. The core net interest margin, excluding discount accretion, the impact from non-accrual interest and the impact from the PPP loans, was 2.72 percent compared to 3.07 percent in the prior quarter and 3.16 percent in the prior year second quarter. The core net interest margin decreased 35 basis points in the current quarter primarily as a result of increased deposit and borrowing rates.

Non-interest Income
Non-interest income for the current quarter totaled $29.1 million which was an increase of $1.2 million, or 4 percent, over the prior quarter which was primarily driven by an increase in service charges and gain on the sale of residential loans. Gain on the sale of residential loans of $3.5 million for the current quarter increased $1.1 million, or 47 percent, compared to the prior quarter and decreased $1.5 million, or 29 percent, from the prior year second quarter. Service charges and other fees of $19.0 million in the current quarter increased $1.2 million, or 7 percent, over the prior quarter and increased $1.7 million, or 10 percent, over the prior year second quarter.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2022
Compensation and employee benefits	$78,764	81,477	79,803	(2,713)	(1,039)
Occupancy and equipment	10,827	11,665	10,766	(838)	61
Advertising and promotions	3,733	4,235	3,766	(502)	(33)
Data processing	8,402	8,109	7,553	293	849
Other real estate owned and foreclosed assets	14	12	6	2	8
Regulatory assessments and insurance	5,314	4,903	3,085	411	2,229
Core deposit intangibles amortization	2,427	2,449	2,665	(22)	(238)
Other expenses	21,123	22,132	21,877	(1,009)	(754)
Total non-interest expense	$130,604	134,982	129,521	(4,378)	1,083

Total non-interest expense of $131 million for the current quarter decreased $4.4 million, or 3 percent, over the prior quarter and increased $1.1 million, or 1 percent, over the prior year second quarter. Compensation and employee benefits expense of $78.8 million for the current quarter decreased $2.7 million, or 3 percent, from the prior quarter and decreased $1.0 million, or 1 percent, over the prior year second quarter which was driven primarily by decreases in accrued expenses for employee benefits. Regulatory assessments and insurance of $5.3 million, increased $2.2 million, or 72 percent, over the prior year second quarter and was primarily due to the FDIC uniformly increasing all depository institutions premiums beginning in the prior quarter. “The current quarter reduction in non-interest expense is primarily due to reductions in compensation and related benefits as the Company continues to closely monitor staffing levels and improve operating efficiencies,” said Ron Copher, Chief Financial Officer.

Federal and State Income Tax Expense
Tax expense during the second quarter of 2023 was $12.7 million, a decrease of $303 thousand, or 2 percent, compared to the prior quarter and a decrease of $4.6 million, or 27 percent, from the prior year second quarter. The effective tax rate in the current quarter was 18.8 percent compared to 16.9 percent in the prior quarter and 18.5 percent in the prior year second quarter.

Efficiency Ratio
The efficiency ratio was 62.73 percent in the current quarter compared to 60.39 percent in the prior quarter and 55.74 percent in the prior year second quarter. The increase the from prior quarter and prior year second quarter was primarily attributable to the increase in interest expense in the current quarter.

Operating Results for Six Months Ended June 30, 2023
Compared to June 30, 2022

Income Summary

	Six Months ended
(Dollars in thousands)	Jun 30, 2023	Jun 30, 2022	$ Change	% Change
Net interest income
Interest income	$479,253	$390,153	$89,100	23%
Interest expense	121,081	11,160	109,921	985%
Total net interest income	358,172	378,993	(20,821)	(5)%
Non-interest income
Service charges and other fees	36,738	34,420	2,318	7%
Miscellaneous loan fees and charges	8,129	7,405	724	10%
Gain on sale of loans	5,928	14,011	(8,083)	(58)%
(Loss) gain on sale of debt securities	(137)	186	(323)	(174)%
Other income	6,316	5,821	495	9%
Total non-interest income	56,974	61,843	(4,869)	(8)%
Total Income	$415,146	$440,836	$(25,690)	(6)%
Net interest margin (tax-equivalent)	2.91%	3.21%

Net Interest Income
Net-interest income of $358 million for the first half of 2023 decreased $20.8 million, or 5 percent, over the same period of 2022 and was primarily driven by increased interest expense. Interest income of $479 million for the first six months in the current year increased $89.1 million, or 23 percent, from the same period in the prior year and was primarily attributable to the increase in the loan portfolio and an increase in loan yields. The loan yield was 5.07 percent for the first half of the current year, an increase of 51 basis points from the first half of the prior year loan yield of 4.56 percent.

Interest expense of $121.1 million for the first half of 2023 increased $110 million, or 985 percent, over the same period in the prior year and was the result of increased borrowings and higher interest rates on borrowings and deposits. Core deposit cost (including non-interest bearing deposits) was 0.40 percent for the first half of 2023 compared to 0.06 percent for the same period in 2022. The total funding cost (including non-interest bearing deposits) for the first six months of the current year was 1.03 percent, which was an increase of 93 basis points over the prior year first half of 0.10 percent.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during the first half of 2023 was 2.91 percent, a 30 basis points decrease from the net interest margin of 3.21 percent for the same period in the prior year. The core net interest margin, excluding discount accretion, the impact from non-accrual interest and the impact from the PPP loans, was 2.90 percent, which was a 21 basis points decrease from the core margin of 3.11 percent in the prior year.

Non-interest Income
Non-interest income of $57.0 million for the first half of 2023 decreased $4.9 million, or 8 percent, over the same period last year and was principally due to the decrease in gain on sale of residential loans which was partially offset by the increase in service charges and other fees.

Non-interest Expense Summary

	Six Months ended
(Dollars in thousands)	Jun 30, 2023	Jun 30, 2022	$ Change	% Change
Compensation and employee benefits	$160,241	$158,877	$1,364	1%
Occupancy and equipment	22,492	21,730	762	4%
Advertising and promotions	7,968	6,998	970	14%
Data processing	16,511	15,028	1,483	10%
Other real estate owned and foreclosed assets	26	6	20	333%
Regulatory assessments and insurance	10,217	6,140	4,077	66%
Core deposit intangibles amortization	4,876	5,329	(453)	(9)%
Other expenses	43,255	45,721	(2,466)	(5)%
Total non-interest expense	$265,586	$259,829	$5,757	2%

Total non-interest expense of $266 million for the first six months of 2023 increased $5.8 million, or 2 percent, over the same period in the prior year. Regulatory assessments and insurance of $10.2 million for the first half of 2023 increased $4.1 million, or 66 percent, over the prior year and was primarily due to the FDIC uniformly increasing all depository institutions premiums beginning in 2023. Other expense of $43.3 million for the first half of 2023 decreased $2.5 million, or 5 percent, from the first half of the prior year and was primarily due to the decrease in acquisition-related expenses along with changes in several miscellaneous categories. Acquisition-related expenses were $563 thousand in the first half of the current year compared to $8.3 million in the same period of last year.

Provision for Credit Losses
The provision for credit loss expense was $8.2 million for the first half of 2023 increased $2.7 million, or 50 percent, over the same period of the prior year. The provision for credit loss expense for the first half of 2023 included provision for credit loss expense of $11.5 million on the loan portfolio and credit loss benefit of $3.3 million on the unfunded loan commitments. Net charge-offs during the first half of the current year were $4.4 million compared to $2.7 million during the same period of the prior year.

Federal and State Income Tax Expense
Tax expense of $25.2 million for the first half of 2023 decreased $6.2 million, or 20 percent, over the first six months of the prior year. The effective tax rate for first half of 2023 was 17.8 percent compared to 17.8 percent for the first half of 2022.

Efficiency Ratio
The efficiency ratio was 61.52 percent for the first six months of 2023 compared to 56.42 percent for the same period last year. The increase from the prior year was primarily attributable to the increase in interest expense in the current year.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are based on assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those made in this news release:

•risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio;
•changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity;
•legislative or regulatory changes, including increased banking and consumer protection regulations, that may adversely affect the Company’s business;
•risks related to overall economic conditions, including the impact on the economy of a rising interest rate environment, inflationary pressures, and geopolitical instability, including the war in Ukraine;
•risks associated with the Company’s ability to negotiate, complete, and successfully integrate any future acquisitions;
•costs or difficulties related to the completion and integration of acquisitions;
•impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital;
•reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition;
•deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers;
•changes in the competitive landscape, including as may result from new market entrants or further consolidation in the financial services industry, resulting in the creation of larger competitors with greater financial resources;
•risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions;
•risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions;
•material failure, potential interruption or breach in security of the Company’s systems or changes in technological which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities;
•risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events;
•success in managing risks involved in the foregoing; and
•effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, July 21, 2023. Please note that our conference call host no longer offers a general dial-in number. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register.vevent.com/register/BI19db5b01086643a5bde0e9f301e797ea. To participate via the webcast, log on to: https://edge.media-server.com/mmc/p/6gianovu. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022
Assets
Cash on hand and in banks	$285,920	290,960	300,194	293,541
Interest bearing cash deposits	765,400	1,238,574	101,801	121,865
Cash and cash equivalents	1,051,320	1,529,534	401,995	415,406
Debt securities, available-for-sale	4,999,820	5,198,313	5,307,307	6,209,199
Debt securities, held-to-maturity	3,608,289	3,664,393	3,715,052	3,788,486
Total debt securities	8,608,109	8,862,706	9,022,359	9,997,685
Loans held for sale, at fair value	35,006	14,461	12,314	33,837
Loans receivable	15,954,962	15,518,612	15,246,812	14,399,755
Allowance for credit losses	(189,385)	(186,604)	(182,283)	(172,963)
Loans receivable, net	15,765,577	15,332,008	15,064,529	14,226,792
Premises and equipment, net	405,407	399,740	398,100	386,198
Other real estate owned and foreclosed assets	52	31	32	379
Accrued interest receivable	88,351	90,642	83,538	80,339
Deferred tax asset	179,815	172,453	193,187	147,263
Core deposit intangible, net	36,725	39,152	41,601	46,930
Goodwill	985,393	985,393	985,393	985,393
Non-marketable equity securities	10,014	23,414	82,015	33,215
Bank-owned life insurance	169,195	168,235	169,068	168,231
Other assets	192,715	184,665	181,244	168,337
Total assets	$27,527,679	27,802,434	26,635,375	26,690,005
Liabilities
Non-interest bearing deposits	$6,458,394	7,001,241	7,690,751	8,061,304
Interest bearing deposits	13,549,836	13,147,067	12,915,804	13,722,379
Securities sold under agreements to repurchase	1,356,862	1,191,323	945,916	968,197
FHLB advances	—	335,000	1,800,000	580,000
FRB Bank Term Funding	2,740,000	2,740,000	—	—
Other borrowed funds	75,819	76,185	77,293	66,200
Subordinated debentures	132,863	132,822	132,782	132,701
Accrued interest payable	47,742	8,968	4,331	2,334
Other liabilities	239,637	242,924	225,193	260,651
Total liabilities	24,601,153	24,875,530	23,792,070	23,793,766
Commitments and Contingent Liabilities	—	—	—	—
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 234,000,000 shares authorized	1,109	1,109	1,108	1,108
Paid-in capital	2,346,422	2,344,514	2,344,005	2,341,097
Retained earnings - substantially restricted	1,009,782	991,509	966,984	881,246
Accumulated other comprehensive loss	(430,787)	(410,228)	(468,792)	(327,212)
Total stockholders’ equity	2,926,526	2,926,904	2,843,305	2,896,239
Total liabilities and stockholders’ equity	$27,527,679	27,802,434	26,635,375	26,690,005

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Six Months ended
(Dollars in thousands, except per share data)	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Interest Income
Investment securities	$47,658	43,642	42,841	91,300	81,495
Residential real estate loans	17,076	15,838	13,026	32,914	28,541
Commercial loans	164,587	155,682	131,259	320,269	255,815
Consumer and other loans	18,044	16,726	12,511	34,770	24,302
Total interest income	247,365	231,888	199,637	479,253	390,153
Interest Expense
Deposits	31,700	12,545	3,141	44,245	6,605
Securities sold under agreements to repurchase	8,607	4,606	367	13,213	760
Federal Home Loan Bank advances	3,305	23,605	1,298	26,910	1,310
FRB Bank Term Funding	29,899	3,032	—	32,931	—
Other borrowed funds	443	496	264	939	484
Subordinated debentures	1,431	1,412	1,129	2,843	2,001
Total interest expense	75,385	45,696	6,199	121,081	11,160
Net Interest Income	171,980	186,192	193,438	358,172	378,993
Provision for credit losses	2,773	5,470	(1,533)	8,243	5,498
Net interest income after provision for credit losses	169,207	180,722	194,971	349,929	373,495
Non-Interest Income
Service charges and other fees	18,967	17,771	17,309	36,738	34,420
Miscellaneous loan fees and charges	4,162	3,967	3,850	8,129	7,405
Gain on sale of loans	3,528	2,400	4,996	5,928	14,011
(Loss) gain on sale of debt securities	(23)	(114)	(260)	(137)	186
Other income	2,445	3,871	2,385	6,316	5,821
Total non-interest income	29,079	27,895	28,280	56,974	61,843
Non-Interest Expense
Compensation and employee benefits	78,764	81,477	79,803	160,241	158,877
Occupancy and equipment	10,827	11,665	10,766	22,492	21,730
Advertising and promotions	3,733	4,235	3,766	7,968	6,998
Data processing	8,402	8,109	7,553	16,511	15,028
Other real estate owned and foreclosed assets	14	12	6	26	6
Regulatory assessments and insurance	5,314	4,903	3,085	10,217	6,140
Core deposit intangibles amortization	2,427	2,449	2,665	4,876	5,329
Other expenses	21,123	22,132	21,877	43,255	45,721
Total non-interest expense	130,604	134,982	129,521	265,586	259,829
Income Before Income Taxes	67,682	73,635	93,730	141,317	175,509
Federal and state income tax expense	12,727	12,424	17,338	25,151	31,322
Net Income	$54,955	61,211	76,392	116,166	144,187

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	June 30, 2023			March 31, 2023
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,567,136	$17,076	4.36%	$1,493,938	$15,838	4.24%
Commercial loans [1]	12,950,934	165,874	5.14%	12,655,551	157,456	5.05%
Consumer and other loans	1,236,763	18,044	5.85%	1,207,315	16,726	5.62%
Total loans [2]	15,754,833	200,994	5.12%	15,356,804	190,020	5.02%
Tax-exempt debt securities [3]	1,743,852	14,462	3.32%	1,761,533	16,030	3.64%
Taxable debt securities [4]	8,177,551	35,202	1.72%	8,052,662	31,084	1.54%
Total earning assets	25,676,236	250,658	3.92%	25,170,999	237,134	3.82%
Goodwill and intangibles	1,023,291			1,025,716
Non-earning assets	523,349			478,962
Total assets	$27,222,876			$26,675,677
Liabilities
Non-interest bearing deposits	$6,584,082	$—	—%	$7,274,228	$—	—%
NOW and DDA accounts	5,108,421	7,429	0.58%	5,080,175	2,271	0.18%
Savings accounts	2,846,015	1,064	0.15%	3,107,559	514	0.07%
Money market deposit accounts	3,256,007	10,174	1.25%	3,468,953	5,834	0.68%
Certificate accounts	1,451,218	8,878	2.45%	984,770	2,584	1.06%
Total core deposits	19,245,743	27,545	0.57%	19,915,685	11,203	0.23%
Wholesale deposits [5]	330,655	4,155	5.04%	120,468	1,342	4.52%
Repurchase agreements	1,273,045	8,607	2.71%	1,035,582	4,606	1.80%
FHLB advances	245,055	3,305	5.33%	1,990,833	23,605	4.74%
FRB Bank Term Funding	2,740,000	29,899	4.38%	280,944	3,032	4.32%
Subordinated debentures and other borrowed funds	208,804	1,874	3.60%	209,547	1,908	3.69%
Total funding liabilities	24,043,302	75,385	1.26%	23,553,059	45,696	0.79%
Other liabilities	247,319			217,245
Total liabilities	24,290,621			23,770,304
Stockholders’ Equity
Common stock	1,108			1,108
Paid-in capital	2,345,438			2,344,301
Retained earnings	1,017,456			998,340
Accumulated other comprehensive loss	(431,747)			(438,376)
Total stockholders’ equity	2,932,255			2,905,373
Total liabilities and stockholders’ equity	$27,222,876			$26,675,677
Net interest income (tax-equivalent)		$175,273			$191,438
Net interest spread (tax-equivalent)			2.66%			3.03%
Net interest margin (tax-equivalent)			2.74%			3.08%
______________________________
1 Includes tax effect of $1.3 million and $1.8 million on tax-exempt municipal loan and lease income for the three months ended June 30, 2023 and March 31, 2023, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.8 million and $3.3 million on tax-exempt debt securities income for the three months ended June 30, 2023 and March 31, 2023, respectively.
4 Includes tax effect of $214 thousand and $215 thousand on federal income tax credits for the three months ended June 30, 2023 and March 31, 2023, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	June 30, 2023			June 30, 2022
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,567,136	$17,076	4.36%	$1,229,013	$13,026	4.24%
Commercial loans [1]	12,950,934	165,874	5.14%	11,712,381	132,799	4.55%
Consumer and other loans	1,236,763	18,044	5.85%	1,107,396	12,511	4.53%
Total loans [2]	15,754,833	200,994	5.12%	14,048,790	158,336	4.52%
Tax-exempt debt securities [3]	1,743,852	14,462	3.32%	1,979,865	18,413	3.72%
Taxable debt securities [4]	8,177,551	35,202	1.72%	8,685,641	28,473	1.31%
Total earning assets	25,676,236	250,658	3.92%	24,714,296	205,222	3.33%
Goodwill and intangibles	1,023,291			1,033,601
Non-earning assets	523,349			619,671
Total assets	$27,222,876			$26,367,568
Liabilities
Non-interest bearing deposits	$6,584,082	$—	—%	$7,991,993	$—	—%
NOW and DDA accounts	5,108,421	7,429	0.58%	5,405,470	723	0.05%
Savings accounts	2,846,015	1,064	0.15%	3,261,798	244	0.03%
Money market deposit accounts	3,256,007	10,174	1.25%	3,999,582	1,369	0.14%
Certificate accounts	1,451,218	8,878	2.45%	982,397	797	0.33%
Total core deposits	19,245,743	27,545	0.57%	21,641,240	3,133	0.06%
Wholesale deposits [5]	330,655	4,155	5.04%	3,877	8	0.71%
Repurchase agreements	1,273,045	8,607	2.71%	923,459	367	0.16%
FHLB advances	245,055	3,305	5.33%	476,978	1,298	1.08%
FRB Bank Term Funding	2,740,000	29,899	4.38%	—	—	—%
Subordinated debentures and other borrowed funds	208,804	1,874	3.60%	190,072	1,393	2.94%
Total funding liabilities	24,043,302	75,385	1.26%	23,235,626	6,199	0.11%
Other liabilities	247,319			235,814
Total liabilities	24,290,621			23,471,440
Stockholders’ Equity
Common stock	1,108			1,108
Paid-in capital	2,345,438			2,340,059
Retained earnings	1,017,456			875,276
Accumulated other comprehensive loss	(431,747)			(320,315)
Total stockholders’ equity	2,932,255			2,896,128
Total liabilities and stockholders’ equity	$27,222,876			$26,367,568
Net interest income (tax-equivalent)		$175,273			$199,023
Net interest spread (tax-equivalent)			2.66%			3.22%
Net interest margin (tax-equivalent)			2.74%			3.23%
______________________________
1 Includes tax effect of $1.3 million and $1.5 million on tax-exempt municipal loan and lease income for the three months ended June 30, 2023 and 2022, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.8 million and $3.8 million on tax-exempt debt securities income for the three months ended June 30, 2023 and 2022, respectively.
4 Includes tax effect of $214 thousand and $226 thousand on federal income tax credits for the three months ended June 30, 2023 and 2022, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Six Months ended
	June 30, 2023			June 30, 2022
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,530,739	$32,914	4.30%	$1,184,864	$28,541	4.82%
Commercial loans [1]	12,804,058	323,330	5.09%	11,516,661	258,718	4.53%
Consumer and other loans	1,222,121	34,770	5.74%	1,091,338	24,302	4.49%
Total loans [2]	15,556,918	391,014	5.07%	13,792,863	311,561	4.56%
Tax-exempt debt securities [3]	1,752,644	30,492	3.48%	1,852,204	34,077	3.68%
Taxable debt securities [4]	8,115,452	66,286	1.63%	8,783,881	54,938	1.25%
Total earning assets	25,425,014	487,792	3.87%	24,428,948	400,576	3.31%
Goodwill and intangibles	1,024,497			1,034,951
Non-earning assets	501,278			687,668
Total assets	$26,950,789			$26,151,567
Liabilities
Non-interest bearing deposits	$6,927,248	$—	—%	$7,926,215	$—	—%
NOW and DDA accounts	5,094,376	9,700	0.38%	5,343,074	1,568	0.06%
Savings accounts	2,976,065	1,578	0.11%	3,254,197	576	0.04%
Money market deposit accounts	3,361,892	16,008	0.96%	4,015,102	2,750	0.14%
Certificate accounts	1,219,282	11,462	1.90%	1,000,893	1,694	0.34%
Total core deposits	19,578,863	38,748	0.40%	21,539,481	6,588	0.06%
Wholesale deposits [5]	226,142	5,497	4.90%	10,497	17	0.31%
Repurchase agreements	1,154,970	13,213	2.31%	946,872	760	0.16%
FHLB advances	1,113,122	26,910	4.81%	247,265	1,310	1.05%
FRB Bank Term Funding	1,517,265	32,931	4.38%	—	—	—%
Subordinated debentures and other borrowed funds	209,174	3,782	3.65%	184,927	2,485	2.71%
Total funding liabilities	23,799,536	121,081	1.03%	22,929,042	11,160	0.10%
Other liabilities	232,365			242,528
Total liabilities	24,031,901			23,171,570
Stockholders’ Equity
Common stock	1,108			1,107
Paid-in capital	2,344,872			2,339,476
Retained earnings	1,007,951			861,302
Accumulated other comprehensive income	(435,043)			(221,888)
Total stockholders’ equity	2,918,888			2,979,997
Total liabilities and stockholders’ equity	$26,950,789			$26,151,567
Net interest income (tax-equivalent)		$366,711			$389,416
Net interest spread (tax-equivalent)			2.84%			3.21%
Net interest margin (tax-equivalent)			2.91%			3.21%
______________________________
1 Includes tax effect of $3.1 million and $2.9 million on tax-exempt municipal loan and lease income for the six months ended June 30, 2023 and 2022, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $5.0 million and $7.1 million on tax-exempt debt securities income for the six months ended June 30, 2023 and 2022, respectively.
4 Includes tax effect of $429 thousand and $451 thousand on federal income tax credits for the six months ended June 30, 2023 and 2022, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022
Custom and owner occupied construction	$315,651	$295,604	$298,461	$282,916	7%	6%	12%
Pre-sold and spec construction	306,440	312,715	297,895	269,568	(2)%	3%	14%
Total residential construction	622,091	608,319	596,356	552,484	2%	4%	13%
Land development	238,897	230,823	219,842	201,607	3%	9%	18%
Consumer land or lots	182,251	187,498	206,604	197,394	(3)%	(12)%	(8)%
Unimproved land	91,157	104,811	104,662	101,266	(13)%	(13)%	(10)%
Developed lots for operative builders	65,134	69,896	60,987	68,087	(7)%	7%	(4)%
Commercial lots	94,334	91,780	93,952	95,958	3%	—%	(2)%
Other construction	1,039,192	965,244	938,406	931,000	8%	11%	12%
Total land, lot, and other construction	1,710,965	1,650,052	1,624,453	1,595,312	4%	5%	7%
Owner occupied	2,934,724	2,885,798	2,833,469	2,747,152	2%	4%	7%
Non-owner occupied	3,714,531	3,631,158	3,531,673	3,333,915	2%	5%	11%
Total commercial real estate	6,649,255	6,516,956	6,365,142	6,081,067	2%	4%	9%
Commercial and industrial	1,370,393	1,353,919	1,377,888	1,353,248	1%	(1)%	1%
Agriculture	770,378	715,863	735,553	758,394	8%	5%	2%
1st lien	1,956,205	1,864,294	1,808,502	1,596,878	5%	8%	23%
Junior lien	46,616	42,397	40,445	34,149	10%	15%	37%
Total 1-4 family	2,002,821	1,906,691	1,848,947	1,631,027	5%	8%	23%
Multifamily residential	664,859	649,148	622,185	562,480	2%	7%	18%
Home equity lines of credit	940,048	893,037	872,899	820,721	5%	8%	15%
Other consumer	231,519	224,125	220,035	213,943	3%	5%	8%
Total consumer	1,171,567	1,117,162	1,092,934	1,034,664	5%	7%	13%
States and political subdivisions	812,688	806,878	797,656	695,396	1%	2%	17%
Other	214,951	208,085	198,012	169,520	3%	9%	27%
Total loans receivable, including loans held for sale	15,989,968	15,533,073	15,259,126	14,433,592	3%	5%	11%
Less loans held for sale [1]	(35,006)	(14,461)	(12,314)	(33,837)	142%	184%	3%
Total loans receivable	$15,954,962	$15,518,612	$15,246,812	$14,399,755	3%	5%	11%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2023	Jun 30, 2023
Custom and owner occupied construction	$219	220	224	230	219	—	—
Pre-sold and spec construction	1,548	1,548	389	389	—	1,548	—
Total residential construction	1,767	1,768	613	619	219	1,548	—
Land development	118	129	138	197	118	—	—
Consumer land or lots	239	112	278	157	106	133	—
Unimproved land	43	51	78	107	43	—	—
Developed lots for operative builders	608	607	251	260	—	608	—
Commercial lots	188	188	—	—	141	47	—
Other construction	12,884	12,884	12,884	12,884	12,884	—	—
Total land, lot and other construction	14,080	13,971	13,629	13,605	13,292	788	—
Owner occupied	2,251	2,682	2,076	4,013	2,132	119	—
Non-owner occupied	4,450	4,544	805	1,491	4,450	—	—
Total commercial real estate	6,701	7,226	2,881	5,504	6,582	119	—
Commercial and Industrial	1,339	2,001	3,326	5,741	827	505	7
Agriculture	2,564	2,573	2,574	9,169	2,564	—	—
1st lien	2,794	2,015	2,678	2,196	2,686	108	—
Junior lien	273	111	166	200	53	220	—
Total 1-4 family	3,067	2,126	2,844	2,396	2,739	328	—
Multifamily residential	—	—	4,535	4,765	—	—	—
Home equity lines of credit	1,256	1,225	1,393	1,684	1,045	211	—
Other consumer	1,116	1,062	911	466	826	245	45
Total consumer	2,372	2,287	2,304	2,150	1,871	456	45
Other	132	27	36	17	—	132	—
Total	$32,022	31,979	32,742	43,966	28,094	3,876	52

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022
Custom and owner occupied construction	$324	$1,624	$1,082	$2,046	(80)%	(70)%	(84)%
Pre-sold and spec construction	129	—	1,712	602	n/m	(92)%	(79)%
Total residential construction	453	1,624	2,794	2,648	(72)%	(84)%	(83)%
Land development	244	946	—	365	(74)%	n/m	(33)%
Consumer land or lots	565	668	442	337	(15)%	28%	68%
Unimproved land	—	—	120	590	n/m	(100)%	(100)%
Developed lots for operative builders	—	—	958	—	n/m	(100)%	n/m
Commercial lots	3,404	—	47	—	n/m	7,143%	n/m
Other construction	1,114	5,264	209	—	(79)%	433%	n/m
Total land, lot and other construction	5,327	6,878	1,776	1,292	(23)%	200%	312%
Owner occupied	1,053	1,783	3,478	1,560	(41)%	(70)%	(33)%
Non-owner occupied	8,595	429	496	123	1,903%	1,633%	6,888%
Total commercial real estate	9,648	2,212	3,974	1,683	336%	143%	473%
Commercial and industrial	2,096	3,677	3,439	5,969	(43)%	(39)%	(65)%
Agriculture	871	947	1,367	851	(8)%	(36)%	2%
1st lien	1,115	3,321	2,174	329	(66)%	(49)%	239%
Junior lien	385	385	190	105	—%	103%	267%
Total 1-4 family	1,500	3,706	2,364	434	(60)%	(37)%	246%
Multifamily Residential	—	201	492	—	(100)%	(100)	n/m
Home equity lines of credit	2,021	2,804	1,182	1,071	(28)%	71%	89%
Other consumer	1,714	1,598	1,824	1,140	7%	(6)%	50%
Total consumer	3,735	4,402	3,006	2,211	(15)%	24%	69%
States and political subdivisions	—	—	28	7	n/m	(100)%	(100)%
Other	1,233	1,346	1,727	1,493	(8)%	(29)%	(17)%
Total	$24,863	$24,993	$20,967	$16,588	(1)%	19%	50%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2023
Custom and owner occupied construction	$—	—	17	—	—	—
Pre-sold and spec construction	(8)	(4)	(15)	(8)	—	8
Total residential construction	(8)	(4)	2	(8)	—	8
Land development	(132)	—	(34)	(21)	—	132
Consumer land or lots	(14)	—	(46)	(10)	—	14
Unimproved land	—	—	—	(1)	—	—
Total land, lot and other construction	(146)	—	(80)	(32)	—	146
Owner occupied	(76)	(68)	555	229	16	92
Non-owner occupied	299	298	(242)	(3)	305	6
Total commercial real estate	223	230	313	226	321	98
Commercial and industrial	(18)	(382)	(70)	(458)	523	541
Agriculture	—	—	(7)	(4)	—	—
1st lien	101	44	(109)	(56)	111	10
Junior lien	38	(5)	(302)	(297)	49	11
Total 1-4 family	139	39	(411)	(353)	160	21
Multifamily residential	—	—	136	—	—	—
Home equity lines of credit	56	(39)	(91)	(51)	102	46
Other consumer	401	125	451	166	531	130
Total consumer	457	86	360	115	633	176
Other	3,765	1,970	7,572	3,207	5,446	1,681
Total	$4,412	1,939	7,815	2,693	7,083	2,671

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